                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------



The Board of Directors and Shareholders
The Griffin Funds, Inc.:

We consent to incorporation by reference in The Griffin Funds, Inc. Post-Effective Amendment No. 9 to the Registration Statement Number 33-67148 on Form N-1A under the Securities Act of 1933 and Amendment No. 12 to the Registration Statement Number 811-7948 on Form N-1A under the Investment Company Act of 1940 of our report dated November 10, 1995, on the statements of assets and liabilities, including the schedules of investments, of the Griffin Money Market Fund, Griffin Tax-Free Money Market Fund, Griffin Short-Term Bond Fund, Griffin U.S. Government Income Fund, Griffin Bond Fund, Griffin Municipal Bond Fund, Griffin California Tax-Free Fund, Griffin Growth & Income Fund, and the Griffin Growth Fund, constituting The Griffin Funds, Inc. (the Funds) as of September 30, 1995 and the related statements of operations for the year then ended, except for the Griffin Short-Term Bond Fund and the Griffin Growth Fund which are for the period from June 12, 1995 (commencement of operations) to September 30, 1995, and the statements of changes in net assets and the financial highlights for the period from October 19, 1993 (commencement of operations) to September 30, 1994 and the year ended September 30, 1995 for the Griffin Money Market Fund, Griffin Tax-Free Money Market Fund, Griffin U.S. Government Income Fund, Griffin Bond Fund, Griffin Municipal Bond Fund, Griffin California Tax-Free Fund and the Griffin Growth & Income Fund and for the period from June 12, 1995 (commencement of operations) to September 30, 1995 for the Griffin Short-Term Bond Fund and the Griffin Growth Fund.

We also consent to the reference to our firm under the headings "Financial Highlights" and "Independent Auditor" in the prospectus, and under the headings "Independent Auditor" and "Financial Statements" in the Statement of Additional Information incorporated by reference into the prospectus for The Griffin Funds, Inc.



                                    /s/ KPMG Peat Marwick LLP



January 30, 1996
Los Angeles, California